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Exhibit  23  (d)(4)(e)(2)

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                     VILLANOVA GLOBAL ASSET MANAGEMENT TRUST
                             NATIONWIDE MUTUAL FUNDS
                          AND GARTMORE GLOBAL PARTNERS

                           EFFECTIVE DECEMBER 3, 2001



                                                FUNDS OF THE TRUST               ADVISORY FEES    EFFECTIVE DATE
Gartmore Emerging Markets Fund        .575% of the Fund's average              September 1, 2000
                                      daily net assets

Gartmore International Growth Fund    .50% of the Fund's average               September 1, 2000
                                      daily net assets

Gartmore Worldwide Leaders Fund       .50% of the Fund's average               September 1, 2000
                                      (formerly Gartmore Global Leaders Fund)  daily net assets

Gartmore European Leaders Fund        .50% of the Fund's average               Not Seeded
                                      (formerly Gartmore European Growth       daily net assets
                                      Fund)

Gartmore Global Small Companies Fund  .575% of the Fund's average              Not Seeded
                                      daily net assets

Gartmore OTC Fund                     .50% of the Fund's average               Not Seeded
                                      daily net assets

Gartmore International Small Cap      .55% of the Fund's average               December 28, 2000
                                      Growth Fund                              daily net assets

Gartmore Asia Pacific Leaders Fund    .50% of the Fund's average               Not Seeded
                                      daily net assets

Gartmore Global Financial             .50% of the Fund's average               December 18, 2001
                                      Services Fund                            daily net assets

Gartmore Global Utilities Fund        .40% of the Fund's average               December 18, 2001
                                      daily net assets



TRUST
Nationwide  Mutual  Funds

By:  /s/  Elizabeth  A.  Davin
Name:     Elizabeth  A.  Davin
Title:    Assistant  Secretary



     ADVISER
Villanova  Global  Asset  Management  Trust

By:  /s/  Kevin  S.Crossett
Name:      Kevin  S.  Crossett
Title:    V.P  -  Associate  General  Counsel

     SUBADVISER
Gartmore  Global  Partners

By:  /s/  C.P.  Chambers
Name:     C.P.  Chambers
Title:    Director


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